Exhibit 99.1

29903 Agoura Road, Agoura Hills, California 91301	Julie MacMedan
Telephone: 818 871-5000 Fax: 818 871-7400	THQ/Investor & Media Relations
818/871-5125

THQ REPORTS RECORD JUNE QUARTER RESULTS

— UFC® 2009 Undisputed™ #1 best-selling title in US for the June quarter —

— More than one million units of Red Faction®: Guerrilla™ shipped to date —

AGOURA HILLS, Calif. – July 28, 2009 - THQ Inc. (NASDAQ: THQI) today announced record financial results for the three months ended June 30, 2009.

For the fiscal first quarter ended June 30, 2009, THQ’s net sales climbed 77% to $243.5 million from $137.6 million in the prior year.  On a non-GAAP basis, for the three months ended June 30, 2009, the company reported net sales of $233.9 million, up 93% from $121.1 million a year ago.  Fiscal 2010 first quarter net sales were driven primarily by UFC® 2009 Undisputed™, the first game from THQ’s new UFC® fighting franchise, and internally developed and owned intellectual property Red Faction®: Guerrilla™.

For the three months ended June 30, 2009, the company reported net income of $6.4 million, or $0.09 per share, compared with a net loss of $27.2 million, or $0.41 per share, in the prior year.  On a non-GAAP basis, for the three months ended June 30, 2009, the company reported net income of $6.9 million, or $0.10 per diluted share, compared with a non-GAAP net loss of $25.4 million, or $0.38 per share, in the same quarter a year ago.

A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.

“We reported the highest June quarter net sales and net income in our history, driven primarily by the success of our hit title UFC 2009 Undisputed,” said Brian Farrell, THQ president and CEO.  “Our first quarter results demonstrate the benefits of our more focused product strategy and aggressive cost management.  These record results reflect the hard work and dedication of our employees around the globe.”

Farrell added, “Our three recently announced business units - Core Games; Kids, Family and Casual Games; and Online Games - are focused on delivering a strong fiscal 2010 line-up and building our pipeline of games to support THQ’s long-term profitability and growth.”

Fiscal 2010 First Quarter Highlights and Recent Developments

•                  THQ was the #3 independent publisher(1),(3) in the US and UK for the June quarter

•                  THQ extended its leadership in the fighting category with the addition of new multi-million unit title UFC 2009 Undisputed, which:

•                  has shipped more than 2.9 million units worldwide to date,

•                  was the #1 best-selling title(1),(2) in the US for the June quarter,

•                  was the #1 best-selling title(2),(3) from an independent publisher in the UK for the June quarter, and

•                  achieved an average Metacritic rating of 84.

•                  THQ established its popular Red Faction® franchise on the Xbox 360® and PLAYSTATION® 3, with an average Metacritic rating of 85 and more than one million units shipped to date

•                  THQ had three of the top ten best-selling titles(1),(2) in the US for the month of June: UFC 2009 Undisputed, Red Faction: Guerrilla and Up

•                  On June 24, 2009, THQ announced a reorganization of the company’s management team and business units in support of the company’s focused product strategy. THQ formed three new business units: 1) Core Games, 2) Kids, Family and Casual Games, and 3) Online Games; and promoted key executives to manage each of these units

•                  On June 30, 2009, THQ finalized the previously announced $35 million revolving credit facility with Bank of America, N.A.

(1) Publisher and title ranking are based on revenue from April-June 2009 across all platforms - PC, Consoles, and Portables.  Ranking does not take into account subsidiaries.  Source: The NPD Group/ Retail Tracking Service

(2) Roll-up of SKUs across all platforms - PC, Consoles, and Portables. Title ranking is based on units sold.

(3) GfK Chart-Track

On July 27, 2009, THQ announced that it prevailed in its binding arbitration with JAKKS Pacific, Inc.  The arbitrator has established a new preferred return payment rate to JAKKS Pacific for WWE video games sold under a license granted by World Wrestling Entertainment, Inc. to THQ/JAKKS Pacific LLC.  The new rate, which is 40% below the previous rate, is effective as of July 1, 2006 and applies through December 31, 2009.

As a result, the company expects to report a one-time benefit of approximately $23 million during the fiscal 2010 second quarter ending September 30, 2009, and to reduce its accrued venture partner expense on its balance sheet by the same amount.

Business Outlook

Fiscal Year Ending March 31, 2010

Given the strength of THQ’s first quarter results, the company now expects fiscal 2010 net sales to exceed those reported in fiscal 2009, on a non-GAAP basis, compared with its previous expectations of fiscal 2010 net sales that approximated fiscal 2009 net sales.  The company also expects to achieve profitability for fiscal 2010, on a non-GAAP basis, compared with its previous goal of targeting profitability for the year.  The company reaffirmed its expectation that its fiscal 2010 year-end cash balance will be at least $50 million higher than at the end of fiscal 2009, excluding payment of any amounts currently payable to JAKKS Pacific.

Fiscal Second Quarter Ending September 30, 2009

Because the company has no new titles scheduled for release during the fiscal 2010 second quarter, THQ expects to report net sales in the range of $85-$95 million, on a non-GAAP basis, compared with $151.6 million in the prior-year period.  As a result of the company’s aggressive cost cutting efforts, THQ expects to report a smaller operating loss, on a non-GAAP basis, than reported in the same quarter last year.  However, due to tax rate differences, the company expects to report a larger net loss for the fiscal 2010 second quarter, on a non-GAAP basis, than the $30.4 million net loss reported in the prior-year period.

The second quarter and full year non-GAAP outlooks exclude the expected one-time benefit of approximately $23 million from the JAKKS arbitration.

Pursuant to THQ’s product strategy, key releases scheduled for the remainder of fiscal 2010 include:

Core Games	Platforms
Darksiders™	Xbox 360, PLAYSTATION 3
MX vs. ATV™ Reflex	Xbox 360, PLAYSTATION 3, Nintendo DS™, PSP®
Red Faction®: Guerrilla™	Windows® PC
WWE® SmackDown® vs. Raw® 2010	Xbox 360, PLAYSTATION 3, Wii™, Nintendo DS, PlayStation® 2, PSP

Kids, Family and Casual Games
All Star Cheer Squad™ 2	Wii
Disney•Pixar’s Up (international markets)	Xbox 360, PLAYSTATION 3, Wii, Nintendo DS, PlayStation 2, PSP, Windows PC
Disney•Pixar’s Cars Race-O-Rama	Xbox 360, PLAYSTATION 3, Wii, Nintendo DS, PlayStation 2, PSP
Drawn to Life®: The Next Chapter™	Wii, Nintendo DS
James Patterson’s
Women’s Murder Club: Games of Passion	Nintendo DSi™, DS
Marvel® Super Hero Squad™	Wii, Nintendo DS, PlayStation 2, PSP
SpongeBob Truth or Square	Xbox 360, Wii, Nintendo DS, PSP
The Biggest Loser	Wii, Nintendo DS
World of Zoo™	Wii, Nintendo DS, Windows PC

Online
Company of Heroes® Online™	Windows PC
Dragonica™Online	Windows PC

Beginning in fiscal 2010, for non-GAAP purposes, the company has adopted a fixed, five-year projected tax rate to evaluate its operating performance, as well as to forecast, plan and analyze future periods.  Based on its current five-year projections, the company is applying a 15 percent tax rate to its fiscal 2010 non-GAAP operating results.

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, the company discloses certain non-GAAP financial measures that exclude the following:

•                  stock-based compensation expense,

•                  the impact of deferred revenue and related costs,

•                  business realignment expense,

•                  other-than-temporary impairment on investments and any subsequent realized gains on those investments, and mark-to-market adjustments on Auction Rate Securities,

•                  other material non-recurring charges and benefits, and

•                  related income tax effects for each of these items.

THQ may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

The company excludes these expenses from its non-GAAP financial measures primarily because its management does not believe they reflect the company’s core business, ongoing operating results or future outlook.  THQ’s management believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its financial condition and results of operations, and helps investors compare actual results to its long-term operating goals as well as to its performance in prior periods.  The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results in the accompanying tables, and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

In addition to the reasons stated above, which are generally applicable to each of the items THQ excludes from its non-GAAP financial measures, the company’s management uses certain of the non-GAAP financial measures for the following reasons:

Stock-Based Compensation THQ does not consider stock-based compensation charges when evaluating the performance of its business or formulating its operating plans. Stock-based compensation charges are subject to significant fluctuation outside the control of management due to the variables used to estimate the fair value of a share-based payment, such as THQ’s stock price, interest rates and the volatility of the company’s stock price.  Further, when considering the impact of equity award grants, THQ places a greater emphasis on the use of such grants as retention tools for long-term stockholder value creation, as well as overall stockholder dilution, rather than the accounting charges associated with such grants.

Deferred Revenue/Costs. Beginning in fiscal 2008, the company began recognizing the revenue and related costs from the sale of certain titles for which the online service is determined to be a deliverable over the estimated online service period.  Although the company defers the recognition of its net revenue and costs with respect to these titles, there is no adverse impact to its operating cash flow.  Internally, THQ’s management excludes the impact of deferred net revenue and costs related to packaged games when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  The company believes that excluding the impact of deferred net revenue and costs from its non-GAAP financial measures is important to facilitate comparisons to prior periods when the company did not delay the recognition of such amounts.

Business Realignment Expense.   Although THQ has incurred business realignment expenses in the past, each charge has been a discrete, extraordinary event based on a unique set of business objectives.  The company does not engage in business realignments on a regular basis or in the ordinary course of business.  As such, the company believes it is appropriate to exclude these expenses from its non-GAAP financial measures.

Investor Conference Call

THQ will host a conference call to discuss fiscal 2010 first quarter results today at 2:00 p.m. Pacific/5:00 p.m. Eastern.  Please dial 877.356.8075 domestic or 706.902.0203 international, conference ID 20165672 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com.  The online archive of the broadcast will be available approximately two hours after the live call ends.  In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through July 30, 2009, by dialing 800.642.1687, domestic, or 706.645.9291, international, conference ID 20165672.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, All Star Cheer Squad 2, Company of Heroes Online, Darksiders, Drawn to Life: The Next Chapter, MX vs. ATV Reflex, Red Faction, Red Faction: Guerrilla, World of Zoo, and their respective logos are trademarks and/or registered trademarks of THQ Inc.

Microsoft, Xbox, Xbox 360, Xbox Live, the Xbox logos, and the Xbox Live logo are either registered trademarks or trademarks of Microsoft Corporation in the U.S. and/or other countries.

“PlayStation”, “PLAYSTATION”, “PS” Family logo and “PSP” are registered trademarks of Sony Computer Entertainment Inc.

Wii and Nintendo DS are trademarks of Nintendo.

All other trademarks are trademarks or registered trademarks of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for the fiscal second quarter and year ending March 31, 2010, and for the company’s product releases in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ, and our ability to successfully implement our cost reduction plans.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2009, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

# # #

(Tables Follow)

THQ Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,
	2009	2008

Net sales	$243,501	$137,578

Cost of sales:
Product costs	79,929	60,008
Software amortization and royalties	45,036	27,000
License amortization and royalties	31,296	12,924
Venture partner expense	1,243	1,455
Total cost of sales	157,504	101,387

Gross profit	85,997	36,191
Operating expenses:
Product development	22,158	33,549
Selling and marketing	38,443	29,051
General and administrative	16,578	19,603
Restructuring	1,652	—
Total operating expenses	78,831	82,203

Operating income (loss)	7,166	(46,012)
Interest and other income, net	59	2,494
Income (loss) from continuing operations before income taxes	7,225	(43,518)
Income taxes	1,000	(14,252)
Income (loss) from continuing operations	6,225	(29,266)
Gain on sale of discontinued operations, net of tax	—	2,042
Net income (loss) prior to allocation of noncontrolling interest	6,225	(27,224)
Loss attributable to noncontrolling interest	184	—
Net income (loss) attributable to THQ Inc.	$6,409	$(27,224)

Earnings (loss) per share attributable to THQ Inc. – basic:
Continuing operations	$0.09	$(0.44)
Discontinued operations	—	0.03
Earnings (loss) per share – basic	0.09	(0.41)

Earnings (loss) per share attributable to THQ Inc. – diluted:
Continuing operations	0.09	(0.44)
Discontinued operations	—	0.03
Earnings (loss) per share – diluted	0.09	(0.41)

Shares used in per share calculation – basic	67,469	66,553
Shares used in per share calculation – diluted	67,606	66,553

THQ Inc. and Subsidiaries

Reconciliation of GAAP Net Income (loss) to Non-GAAP Net Income (loss) (a)

(In thousands, except per share data)

	Three Months Ended June 30,
	2009	2008
Net sales	$243,501	$137,578
Change in deferred net revenue	(9,602)	(16,504)
Non-GAAP net sales	$233,899	$121,074

	Three Months Ended June 30,
	2009	2008
Operating income (loss)	$7,166	$(46,012)
Non-GAAP adjustments affecting operating income (loss):
Change in deferred net revenue	(9,602)	(16,504)
Change in deferred cost of sales (b)	5,179	10,597
Business realignment expenses (b)	2,476	3,527
Stock-based compensation and related costs (b)	2,934	4,322
Total non-GAAP adjustments affecting operating income (loss)	987	1,942

Non-GAAP operating income (loss)	$8,153	$(44,070)

	Three Months Ended June 30,
	2009	2008
Net income (loss) attributable to THQ Inc.	$6,409	$(27,224)
Non-GAAP adjustments:
Non-GAAP adjustments affecting operating income (loss)	987	1,942
Gain on sale of investments	(488)	—
Mark-to-market on trading Auction Rate Securities (c)	139	—
Income tax adjustments (d)	(180)	(118)
Non-GAAP net income (loss)	$6,867	$(25,400)

Non-GAAP earnings (loss) per share – diluted	$0.10	$(0.38)

Notes:

(a)	See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.
(b)	See table below for further detail related to income statement classification of these adjustments.
(c)

Net mark-to-market adjustment related to an unrealized loss on a put option received for Auction Rate Securities (ARS) offset by the unrealized gain on the underlying ARS. This amount is recorded in “Interest and other income, net.”

(d)	Income tax associated with non-GAAP adjustments.

The following table provides further detail on the income statement classification of certain non-GAAP adjustments that impact cost and expenses:

	Three Months Ended June 30,
	2009	2008
Change in deferred cost of sales:
Change in deferred product costs	$2,744	$3,902
Change in deferred software amortization and royalties	2,435	6,695
Total change in deferred cost of sales	$5,179	$10,597

Stock-based compensation and related costs:
Cost of sales – software amortization and royalties	$537	$576
Product development	587	1,148
Selling and marketing	97	815
General and administrative	1,713	1,783
Total stock-based compensation and related costs	$2,934	$4,322

Business realignment expenses:
Product development	$255	$3,527
Selling and marketing	493	—
General and administrative	76	—
Restructuring	1,652	—
Total business realignment expenses	$2,476	$3,527

THQ Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(In thousands)

	June 30,	March 31,
	2009	2009

ASSETS
Cash, cash equivalents and short-term investments	$154,727	$140,662
Short-term investments, pledged	30,585	—
Accounts receivable, net of allowances	86,674	60,444
Inventory	27,435	25,785
Licenses	35,257	45,025
Software development	129,765	137,820
Deferred income tax	6,886	6,112
Income taxes receivable	4,406	903
Prepaid expenses and other current assets	19,982	27,441
Total current assets	495,717	444,192

Property and equipment, net	30,210	33,511
Licenses, net of current portion	34,512	47,875
Software development, net of current portion	32,459	24,647
Deferred income taxes	1,982	1,982
Long-term investments	4,814	5,025
Long-term investments, pledged	—	30,618
Other long-term assets, net	12,044	10,479
TOTAL ASSETS	$611,738	$598,329

LIABILITIES AND EQUITY
Accounts payable	$54,223	$40,088
Accrued and other current liabilities	173,927	190,140
Secured credit lines	23,661	24,360
Total current liabilities	251,811	254,588

Other long-term liabilities	28,765	33,503
Total liabilities	280,576	288,091
Total THQ Inc. stockholders’ equity	328,148	307,040
Noncontrolling interest	3,014	3,198
Total equity	331,162	310,238
TOTAL LIABILITIES AND EQUITY	$611,738	$598,329

THQ Inc. and Subsidiaries

Unaudited Supplemental Financial Information

	Three Months Ended GAAP
	June 30, 2009		June 30, 2008
Platform Revenue Mix
Consoles
Microsoft Xbox 360	$97,454	40.0%	$20,129	14.6%
Nintendo Wii	13,293	5.5	23,304	17.0
Sony PLAYSTATION 3	78,267	32.1	6,653	4.8
Sony PlayStation 2	6,701	2.8	19,852	14.4
Other	5	—	53	0.1
	195,720	80.4	69,991	50.9
Handheld
Nintendo Dual Screen	20,020	8.2	27,290	19.8
Sony PlayStation Portable	5,033	2.1	10,380	7.6
Wireless	4,195	1.7	5,147	3.7
Other	—	—	1,619	1.2
	29,248	12.0	44,436	32.3

PC	18,533	7.6	23,151	16.8
Total Net Sales	$243,501	100%	$137,578	100%

Geographic Revenue Mix
Domestic	$162,314	66.7%	$74,850	54.4%
Foreign	81,187	33.3	62,728	45.6
Total Net Sales	$243,501	100%	$137,578	100%

	Three Months Ended Non-GAAP
	June 30, 2009		June 30, 2008
Platform Revenue Mix
Consoles
Microsoft Xbox 360	$97,470	41.7%	$7,521	6.2%
Nintendo Wii	13,293	5.7	23,304	19.3
Sony PLAYSTATION 3	70,156	30.0	6,653	5.5
Sony PlayStation 2	6,701	2.8	19,852	16.3
Other	5	—	53	0.1
	187,625	80.2	57,383	47.4
Handheld
Nintendo Dual Screen	20,020	8.6	27,290	22.5
Sony PlayStation Portable	5,033	2.1	10,380	8.6
Wireless	4,195	1.8	5,147	4.3
Other	—	—	1,619	1.3
	29,248	12.5	44,436	36.7

PC	17,026	7.3	19,255	15.9
Total Net Sales	$233,899	100%	$121,074	100%

Geographic Revenue Mix
Domestic	$158,807	67.9%	$67,107	55.4%
Foreign	75,092	32.1	53,967	44.6
Total Net Sales	$233,899	100%	$121,074	100%